                                                                  EXHIBIT 10.28


                            ASSET PURCHASE AGREEMENT


         Agreement dated as of June 23, 1993, among EDUCATIONAL MEDICAL, INC., a Delaware corporation ("EMI"), OIOPT Acquisition Corp., a Delaware corporation wholly owned by EMI ("Buyer"), OHIO INSTITUTE OF PHOTOGRAPHY AND TECHNOLOGY, INC., an Ohio corporation (the "Seller"), Mr. K. TERRY GUTHRIE, Mr. RICHARD L. CRETCHER, Mr. STEPHEN T. McLAIN, Mr. GERALD D. GUTHRIE, and Mr. JAMES R.
MADDEN (each such individual is separately called a "Shareholder" and such Shareholders are collectively called the "Shareholders").

                             PRELIMINARY STATEMENT

         The Seller is the owner of a post secondary educational school located, at 2029 Edgefield Road, Dayton, Ohio (the "School"). The Buyer wants to buy the School. The Seller and each Shareholder want to sell the School to the Buyer.

         This Agreement provides for the sale and purchase of the School. It contains the terms pursuant to which Seller has agreed to sell substantially all of its School Related Assets to Buyer and Buyer has agreed to assume certain related Stated Liabilities of Seller. EMI has entered into this Agreement to reflect that it is jointly and severally liable with the Buyer with regard to the obligations of the Buyer provided for in it.

         IN CONSIDERATION OF THE COVENANTS CONTAINED IN THIS AGREEMENT, AND THE OTHER CONSIDERATION PROVIDED FOR IN IT, THE PARTIES, EACH INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

         1. THE PURCHASE PRICE; CONVEYANCE OF THE ASSETS; ASSUMPTION OF STATED LIABILITIES; CERTAIN DEFINITIONS; INDIVIDUAL NON-COMPETITION AGREEMENTS; CONSULTING AGREEMENTS; EFFECTIVE DATE OF TRANSACTION.

                 (a) The Purchase Price and Other Payments. The purchase price for the "School Related Assets" (as defined in Section 1(h), below, is

                          (1) $370,000.00 (the "Cash Portion"), plus

                          (2) the amount of cash (the "Existing Mortgage
Payments") necessary to repay in full the Existing First Mortgage and Existing Second Mortgage (as defined in Section 1(m) of the Addendum to this Agreement secured by the Facility (as defined in Section 1(h)(1)(ii), below), plus

                          (3) the amount of cash (the "Wage Claims Payment")
necessary to pay Accrued Wage Claims (as defined in Section 1(h)(4), below), plus

                          (4) the assumption of the Stated Liabilities (as
defined in Section 1(h)(2), below).

The payments provided for in clauses (i), (ii) and (iii) of the preceding sentence are called the "Cash Portion of the Purchase Price"); the Cash Portion of the Purchase Price plus the assumption provided for in clause (iv) of the preceding sentence is called the ("Purchase Price"). The Purchase Price shall be allocated between tangible and intangible assets and between real estate and personal property as determined by Buyer and Seller prior to the Closing.

                 (b) Conveyance of Assets. On July 21, 1993, or such earlier date as the parties may specify (the "Closing Date") the Seller shall convey to Buyer all of its School Related Assets (the "Closing").

                 (c) Cash Payments. At the Closing, the Buyer shall deliver to Seller or the holder of the Existing Mortgage, as the case may be:

                          (1)  $170,000 in immediately available funds on
account of the Cash Portion (the "First Payment");

                          (2)  The Existing Mortgage Payments, which shall be
delivered to the respective mortgagees in full satisfaction of the Existing Mortgages; and

                          (3)  The Wage Claims Payment, which shall be paid by
the Seller to the relevant employees or appropriately deposited on account of withholding taxes or similar deposits in compliance with laws requiring similar withholdings or deposits.

                 (d) Assumption of Stated Liabilities. On the Closing Date the Buyer shall assume all of the "Stated Liabilities" (as defined in Section 1(h)(2), below.

                 (e) Delivery of Second Payment Note. On the Closing Date the Buyer shall deliver to Seller its Promissory Not e for $200,000.00 (the "Second Payment Note") in the form attached to this Agreement as EXHIBIT 172, payable the earlier of the last business day within the first 30 calendar days following the date on which the Prerequisite Student Aid Approvals are obtained, but no later than twelve months from the date of Closing. "Prerequisite Student Aid Approvals" mean approvals by the United States Department of Education and all other applicable private and governmental agencies and organizations of the change in control of the School resulting from the sale of the School pursuant to this Asset Purchase Agreement which are a prerequisite to receipt of federal and state aid by the School's students;

                 (f) Consulting Agreements and Individual Non-Competition Agreements. In addition to the payments for the School Related Assets described above, the Buyer shall:

                          (1) enter into consulting agreements (the "Consulting
Agreements") with each of the Shareholders in the form attached to this agreement as EXHIBIT 273 providing for aggregate semi-annual payments (the "Consulting Payments") in the following amounts:

                                                 AGGREGATE                   SEMI-ANNUAL
                                                 CONSULTING                  CONSULTING
                  SHAREHOLDER                    PAYMENT                     PAYMENT
                  -----------                    -------                     -------
                  K. Terry Guthrie              $ 71,420.00                  $11,903.33

                  Richard L. Cretcher             60,960.00                   10,160.00

                  Stephen T. McLain               43,800.00                    7,300.00

                  Gerald D. Guthrie               17,140.00                    2,856.67

                  James R. Madden                  6,680.00                    1,113.33
                                                -----------                  ----------
                         TOTAL                  $200,000.00                  $33,333.33


The Consulting Payments shall be paid to each Shareholder in 10 equal semiannual payments in the amounts set forth above. Such payments shall be due on June 30, and December 31 of each year, commencing on December 31, 1993.

                          (2)  pay to Messrs. Guthrie and Cretcher,
respectively, the amounts of

$175,00.00 and $150,000.00 (the "Individual Non-Competition Payments") on account of the agreements contained in Section 7(f) of this Agreement prohibiting them from Competing with the Buyer or EMI for a period of 5 years. The Individual Non-Competition Payments shall be paid to Messrs. Guthrie and Cretcher in 10 equal semiannual payments of $17,500.00 and $15,000.00, respectively. Such payments shall be due on June 30, and December 31 of each year, commencing on December 31, 1993.

         (g) DELIVERY OF THE PLEDGE AGREEMENT. At the Closing EMI shall deliver to the Seller a pledge agreement in the form attached to this Agreement (the "Pledge Agreement") in the form attached to this Agreement as EXHIBIT 374pursuant to which EMI secures the payment of the Second Payment Note and the Consulting Payments by a pledge of all of the outstanding capital stock (the "Buyer's Stock") of the Buyer.

         (h)  Definitions of School Related Assets and Stated Liabilities.

                          (1)  "School Related Assets" shall mean:

                                  (i) All cash and cash equivalents owned by
the Seller at the Closing Date except for "Excess Cash," which shall mean cash or cash equivalents on hand at the Closing Date less that amount, up to $
       , distributed to the Shareholders subsequent to December 31, 1992, ("Permitted Pre-Closing Distributions") and (y) increased or decreased, as the case may be, to the extent the Net Assets of the Seller as of March 31, 1993 are greater or less than $419,667.00, without giving effect to any Permitted Pre-Closing Distributions (the "Closing Adjustment"). "Net Assets" means assets minus liabilities, as calculated in accordance with generally accepted accounting principals, as indicated on financial statements reviewed by [
] prior to the Closing for the purpose, among others, of making such calculation (the "Reviewed March 31, 1993 Financials"). Any Closing Adjustment shall first be made by reducing the First Payment and then the amount of the Second Payment Note.

                                  (ii)     The Facility, which means the Real
Property described on EXHIBIT 475, along with all improvements to it.

                                  (iii)    The non-cash assets reflected in the
Seller's 1993 Balance Sheet and included in the Seller's Financial Statements, together with the related goodwill and rights of Seller as a going concern, tangible and intangible, used in connection with the operation of the School, together with any other assets acquired by Seller subsequent to the date of such balance sheet in connection with the operation of the School;

                                  (iv)     Seller's right to use the name "Ohio
Institute of Photography & Technology" either alone or in conjunction with other words or names in the context of the operation of a school or other learning institution.

                                  (v)      National student matching funds, if
any.

School Related Assets shall not include "Excluded Assets." Excluded Assets are:

                                        (i) assets disposed of in the ordinary
course of business subsequent to the date of the Seller's March Balance Sheet, and

                                        (ii) those assets listed on EXHIBIT
5 attached to this Agreement.





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

                          (2)  "Stated Liabilities" shall mean shall mean the
liabilities, duties, and obligations of the Seller related to the operations of the School:

                                  (i) which are reflected on the Seller's March
Balance Sheet in accounts numbered 20100, 23000, 20410, 20640, 20700 and 20800 which include liability for unearned tuition and similar liabilities incurred by the Seller prior to the Closing in the ordinary course of business after March 31, 1993 which are posted to such accounts consistently with the Seller's prior practice,

                                  (ii) provided for in agreements made or
entered into in the ordinary course of business after the date of the Seller's March Balance Sheet, including accounts payable arising in the ordinary course of business, from transaction with trade creditors and suppliers, regardless of whether such agreement is in writing, (the "Closing Date Liabilities"), and

                                  (iii) provided for in the agreements
disclosed on the Exhibits attached to this Agreement and specifically assumed by the Buyer;

provided, in the case of liabilities, duties, and obligations described in clauses (i), (ii) and (iii) of this sentence, Stated Liabilities shall only include the liability, duty or obligation to (x) pay money if, and to the extent, such obligation is provided for in such agreement and (y) perform any service or take any other action if, and to the extent, such service or other action is capable of being performed in the ordinary course of business.
Stated Liabilities shall exclude, without limitation (x) obligations of the Seller to employees whether in the nature of wages, benefits or otherwise, including, Accrued Wage Claims (the later of which will be paid by the Seller from the Purchase Price) and (y) any contingent liabilities not specifically assumed, whether arising prior to of after the Effective Date and regardless of whether disclosed to Seller, including without limitation, any liabilities arising from failure to comply with any law or regulation relating to the administration of any kind of student aid or grant, or record keeping or reporting required in connection with such administration.

                          (3)  "Cohort Default Report" shall mean the relevant
Department of Education report from indicating the student default rate for the applicable fiscal year computed in accordance with federally mandated procedures for all students attending the School and receiving assistance pursuant to the Stafford Loan and Supplemental Loans for Students programs.

                          (4) "Accrued Wage Claims" means the Seller's
obligation to pay Employee Wages, federal and state withholding and similar taxes and deposits as reflected in accounts 20130, and 20500 through 20560, inclusive, described in the Seller's March Balance Sheet and similar liabilities incurred by the Seller prior to the Closing in the ordinary course of business after March 31, 1993 which are posted to such accounts consistently with the Seller's prior practice.

                 (i) Effective Date. The effective date of this transaction for all accounting purposes shall be March 31, 1993, provided that the selection of such effective date shall not be considered to impose on the Buyer any liability of the Seller other than with respect to the assumption of Stated Liabilities.

         2.      REPRESENTATIONS OF THE SELLER AND THE SHAREHOLDER.

         Seller and each Shareholder, jointly and severally, represent and warrant to Buyer:

                 (a) No Misstatements. The representations of the Seller and each Shareholder and the information supplied by Seller or each Shareholder contained in this Agreement, the Exhibits attached to it and the documents incorporated into it by reference do not contain any untrue statement of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.

                 (b) Validity of Actions. Seller (i) is duly organized, validly existing and in good standing under the laws of its organization, (ii) has all requisite corporate and other appropriate authorization to conduct its business as currently conducted, (iii) is qualified to do business in all jurisdictions in which such qualification is necessary, and (iv) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement has been duly executed and delivered on behalf of the Seller and each Shareholder, has received all necessary corporate authorization and is a legal, valid and binding obligation of the Seller and each Shareholder, enforceable against each of them in accordance with its terms. Entering into this Asset Purchase Agreement and the consummation of the transactions contemplated by it will not violate any provision of the Articles of Incorporation or Code of Regulations of Seller or conflict with or result in any breach of any of the provisions of any agreement to which the Seller or and or any of the Shareholders is a party or by which any of them or any of their respective assets are bound, or cause a breach of any applicable law, governmental regulation, order, or other decree of any court or governmental agency. The Articles of Incorporation and Code of Regulations of Seller, as presently in effect, are attached to this Agreement as EXHIBIT 6(6).

                 (c)      Seller's Financial Statements

                          (1)     Attached as EXHIBIT 7(7) to this Agreement
are Seller's unaudited balance sheets at August 31, 1991, and 1992, and statements of income and expense and cash flows for the years then ending ("Seller's Annual Financial Statements"), and Seller's unaudited balance sheet at March 31, 1993 ("Seller's March Balance Sheet") and statements of income and expense for the period then ending (the Seller's March Balance Sheet and such statements of income and expense are collectively called "Seller's March Financial Statements"). All of such financial statements are called the "Seller's Financial Statements."

                          (2)     The Seller's Financial Statements:  (i) have
been prepared on the accrual basis in accordance with generally accepted accounting principles consistently applied ("GAAP"), except the Seller's March Financial Statements do not contain footnote disclosure and are subject to normal year end adjustments of a nature consistent with adjustments made to Seller's Annual Financial Statement, and (ii) fairly present Seller's financial condition and its results of operations at the times and for the periods presented.

                          (3)     There have been no material adverse changes
in the financial condition or in the operations, business, prospects, properties of assets of Seller since the date of the Seller's March Financial Statements.

                 (d) Liabilities of Seller. Seller has no liabilities, contingent or otherwise, including, without limitation, liabilities for state or Federal income, withholding, sales, or other taxes, except to the extent reflected, reserved against, or provided for, in the Seller's March Balance Sheet, and trade payables and other obligations incurred after the date of the Seller's March Balance Sheet in amounts consistent with those incurred in prior periods in the ordinary course of business, including without limitation liabilities for unearned tuition.

                 (e) Assets of Seller. Seller has good and marketable title to all of its School Related Assets. Except as otherwise disclosed in the Seller's March Balance Sheet, all of the School Related Assets are owned free and clear of any adverse claims, security interests, or other encumbrances or restrictions, except liens for current taxes not yet due and payable, landlords' liens as provided for in the relevant leases or by applicable law, or liens or similar security interests granted as part of personal property financing agreements made in the ordinary course of business and which in the aggregate are not material.

                 (f)      Facility and Facility Operations.

                          (1)     The School's operations are conducted solely
at the relevant Facility and all of the tangible School Related Assets used in connection with such operations are located at the School Facility. All of the improvements located at the School Facility are in good operating condition and repair. There is no pending or threatened condemnation proceeding with respect to the School Facility.

                          (2)     Attached as EXHIBIT 8(8) to this Agreement is
a schedule of furnishings, fixtures and equipment located on, or used in connection with, the operation of the School Facility as of [INSERT DATE OF MOST RECENT INVENTORY].

                          (3)     Except for environmental law compliance
(which is addressed in Section 2(f)(4) below) and accreditation, recruitment, admissions, student loan and funding matters compliance (which are addressed in Sections 2(h) and 2(i) below) as to which no representation or warranty is made in this Section, all activities at, and the physical condition of, the Facility are in compliance with all legal and regulatory requirements applicable to the Seller, the operation of the School, and the use of the Facility, and the Seller had not received any notice to the contrary. Seller has paid for and obtained all licenses, permits, and other authorizations required for the operation of the School and the use of the Facility (the "Permits"). All Permits currently the in effect and pertaining to the Seller, the Facility or the operation of the School are listed on EXHIBIT 980 to this Agreement. The representations contained in this subsection 3 shall not apply to incidental instances of non-compliance occurring in the ordinary course of business without the knowledge of the Seller of any of the Shareholders, which are immaterial to the operation of the School and capable of being cured without significantly disrupting such School's operations.

                          (4)   To the best of the knowledge of Seller and each
Shareholder, after investigation, there are no Hazardous Substances6 in, on or under the Facility and Seller is not now





-------------------------------

     (1)  The term "Hazardous Substance" shall include without limitation:

                 (i) Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., and in the regulations promulgated pursuant to said laws;

                 (ii) Those substances defined as "hazardous wastes" in any Ohio Statute and in the regulations promulgated pursuant to any Ohio Statute;

                 (iii) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

                 (iv) Such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state, or local laws or regulations; and

                 (v)  Any material, waste or substance which is (A) petroleum,
         (B) asbestos, (C)
engaged in any litigation, proceedings or investigations, nor knows of any pending or threatened litigation, proceedings or investigations regarding the presence of Hazardous Substances in, on or under the Facility.

                 (g) Equipment Leases and Financing Agreements. All of the leases and financing agreements to which Seller is a party or any other encumbrances which relate to each School Facility or any School Related Asset are described in EXHIBIT 1081 to this Agreement (the "Financing and Related Agreements"). Copies of the Financing and Related Agreements are attached to such Exhibit. Except as reflected in such Exhibit, there have been no modifications to any of the Financing and Related Agreements; all of them are in good standing, and free from default; and none of the interests of Seller in any of them is subject to any restriction except as stated in the applicable document or as provided by applicable law.

                 (h) Accreditation. Attached as EXHIBIT 11(11) to this Agreement is a list of all Federal, state or other licenses and approvals, including without limitation all accreditation, granted to Seller with respect to the conduct of its educational or training business (the "Accreditations"), and the governmental body or agency or other entity granting such Accreditation. Included in such Exhibit are copies of all such Accreditations. Except for the Permits and the Accreditations, no license or approval is necessary for the conduct of Seller's business as it is now being conducted, and the Seller has received no notice that any other license or approval is necessary for the continued conduct of such business or that any such license or approval will not be renewed. Seller is accredited by the Accrediting Commission of Trade and Technical Schools and is certified by the United States Department of Education and is a party to, and in compliance with, valid program participation agreements with that agency with respect to the operations being conducted at each Facility. Seller has not received any notice, not previously complied with, with respect to any alleged violation of the rules or regulations of such agency or any applicable accrediting agency in respect of any of the Facilities or the terms of any program participation agreement to which it is or was a party. If any such notices have been received and complied with, Seller has disclosed their receipt and disposition to Buyer prior to the execution of this Agreement in writing by a letter making specific reference to this Section of this Agreement. Seller is not aware of any investigation or review of its student financial aid programs or any review of any of its Accreditation whether by a party to any relevant agreement, the issuer of such Accreditation or otherwise.

                 (i) Recruitment; Admissions Procedures; Attendance; Reports. Attached as EXHIBIT 12(12) to this Agreement are copies of all policy manuals and other statements of procedures or instruction relating to recruitment of students, including procedures for assisting in the application by prospective students for direct or indirect state or Federal financial assistance; admissions procedures, including any descriptions of procedures for insuring compliance with state or Federal or other appropriate standards or tests of eligibility; procedures for encouraging and verifying attendance, minimum required attendance policies, and other relevant criteria relating to course completion and certification (collectively referred to as the "Policy Guidelines").

         To the best of its knowledge and the knowledge of each Shareholder, Seller's operations have in all material respects been conducted in accordance with the Policy Guidelines and all relevant standards imposed by applicable accrediting agencies, agencies administering state or Federal government programs in which the Seller participates, or applicable laws or regulations.

------------------------
         polychlorinated biphenyl, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section
         Section 1251 et seq. or listed pursuant to Section 307 of the Clean Water Act, (E) flammable explosive, or (F) radioactive materials.

         Seller has submitted all reports, audits, and other information, whether periodic in nature or pursuant to specific requests, ("Compliance Reports") to all agencies or other entities with which such filings are required relating to its compliance with (i) applicable accreditation standards governing its activities or (ii) laws or regulations governing programs pursuant to which the Seller or its students receive funding, including, without limitation, the Perkins Loan Program, the Stafford Student Loan Program, the Pell Grant program and the Supplemental Educational Opportunity Grant Programs.

         Complete and accurate records in all material respects for all present and past students attending the School have been maintained consistent with the operations of a school business. All forms and records have been prepared, completed, maintained and filed in all material respects in accordance with all applicable federal and state laws and regulations, and are true and correct in all material respects. As of December 31, 1992 all financial aid grants and loans, disbursements and record keeping relating to them have been completed in compliance with all federal and state requirements, and there are no material deficiencies in respect thereto. No student has been funded prior to the date for which such student was eligible for funding and such student's records have been processed in accordance with all applicable federal, state and relevant third party funding source requirements. All appropriate reports and surveys have been accurately prepared, taken and filed prior to delinquency.

                 (j) Default. Attached as EXHIBIT 13(13) is a schedule indicating the cohort default rate, as calculated by the United States Department of Education, of all students attending the School receiving assistance pursuant to the Stafford Loan and Supplemental Loans for Students programs (or their applicable predecessor programs) for the fiscal years ended 12/31/91, 12/31/90 and 12/31/89. To the best of the knowledge of the Seller and each of the Shareholders, such schedule is materially accurate in all respects.

                 (k) Trademarks, etc. Attached to this Agreement as EXHIBIT 14(14) is a list of all tradenames, trademarks, service marks, copyrights and the registrations for them owned or used by Seller. Seller has not infringed and is not now infringing, any trademark, tradename, service mark, or copyright belonging to any other person. Except as set forth on such exhibit, Seller is not a party to any license, agreement or arrangement, whether as licensor, licensee or otherwise, with respect to any trademark, tradename, service mark, or copyright used by Seller. Seller's business may be conducted without license by others for the use of any tradename, trademark, service mark, or copyright.

                 (l) Material Contracts. Attached as composite EXHIBIT 15(15) to this Agreement is (i) a schedule identifying all material contracts relating to the School's operations or the Facility, including, without limitation, all agreements relating to state or Federal funding of educational services provided by the Seller through grants, loans or direct payments either to the Seller, individual students or otherwise, and any agreements relating to the placement of students following their completion of relevant educational programs provided by the Seller other than agreements with students involving the teaching of standard courses, for standard prices as set forth in the Sellers catalog or in the enrollment agreement for such students (the "Contracts"); (ii) a summary of all material provisions of the Contracts that are not reduced to written documents, including but not limited to all provisions of each Contract regarding amounts payable by and/or to the Seller and termination of the Contract; and (iii) a copy of all written Contracts. Except as disclosed in Exhibit 15: (i) all of the Contracts remain unmodified and in full force and effect, and (ii) Seller is not in default of any material nature (nor does any state of facts exist which, with the giving of notice, the passing of time, or otherwise, would constitute a default of any material nature by Seller) with respect to any of the Contracts.

                 (m) Maintenance and Employment Agreements. Attached to this Agreement as composite EXHIBIT 16(16) is (i) a schedule of all written agreements between the Company and independent contractors, employees and agents who are employed or engaged in the management or operation of Seller's business, the Facilities or the personal property used by Seller; (ii) the names of all parties entitled to payments from Seller under any such agreements or arrangements; (iii) the amounts payable by Seller under the terms of all such agreements and arrangements, including without limitation, the terms of employment and compensation, including vacation and other employee benefit provisions and the cost of all employee benefits and payroll taxes; and (iv) a copy of all written contracts for such services. There are no material oral agreements in effect for any such services. Except as disclosed on such Exhibit: (x) there are no written agreements between any of such contractors, employees or agents and Seller; (y) there is no party entitled to compensation or remuneration for any such services arising from Seller's operations after the Closing; and (z) Seller's agreements and arrangements providing for such services may be terminated by Seller at any time with or without cause, and without any obligation to pay any of said parties any amounts whatsoever except as may be required by law (including, without limitation, severance pay or accrued vacation pay or other benefits).

                 (n) Employee Benefit Plans. Seller maintains employee benefit plans as listed on EXHIBIT 17(17) to this Agreement (the "Employee Benefit Plans"). Copies of such plans are attached to such Exhibit. Except as listed on such Exhibit, Seller does not maintain any profit sharing, pension or other employee benefit plan. Seller has no unfunded obligations pursuant to any insurance, retirement, pension, profit sharing or deferred compensation plan or program.

                 (o) Labor. There is no existing labor dispute affecting Seller's business. None of Seller's employees are covered by any union or collective bargaining agreement.

                 (p) Insurance. A schedule of all of the policies of insurance maintained by Seller in connection with the operation of its business or the ownership of the Facility is attached as EXHIBIT 18(18) to this Agreement. The insurance coverage provided by such policies complies with all agreements to which Seller is a party, and applicable legal requirements to which it is subject. All such policies are currently in effect.

                 (q) Taxes. Complete and accurate copies of all of the Seller's Federal, state and other income tax returns for the years ended
August 31, 1989, 1990, and 1991 are attached as composite EXHIBIT 19(19) to this Agreement. The Company has filed timely all Federal, state and local tax returns which it is required to file and has no outstanding liability for any Federal, state or local taxes or interest or penalties thereon, whether disputed or not, except taxes not yet payable which have been provided for in accordance with GAAP and are disclosed in the Interim Financial Statements. Seller's Federal income tax returns have been audited and accepted by the Internal Revenue Service for all of its fiscal years through the year ended
, 19 ; there is not now in force any extension of time with respect to the date on which any tax return was or is due to be filed by or with respect to Seller, or any waiver or agreement by it for the extension of time for the assessment of any tax.

                 (r) Actions Pending. Except as disclosed in EXHIBIT 20(20) to this Agreement: (i) there are no actions, suits, proceedings or claims pending or threatened against Seller or any Shareholder which, if determined adversely to Seller or each Shareholder, could (A) have a material adverse effect on Seller, the Assets, or the businesses of Seller when taken as a whole, or (B) prevent or delay the consummation of any of the transactions contemplated by this Agreement; (ii) Seller, is not (to its knowledge or the knowledge of each Shareholder) the subject of any pending or threatened investigation relating to any aspect of Seller's operations, including the operations of any of the Facilities, by any Federal, state or local governmental agency or authority; (iii) Seller, is not and has not been (to its knowledge or the knowledge of each Shareholder) the subject of any formal or informal complaint, investigation or inspection under the Equal Employment Opportunity Act or the Occupational Safety and Health Act (or their state or local counterparts) or by any other Federal, state or local authority.

                 (s) Accounts Receivable. Each of the accounts receivable of Seller constitutes a valid claim in its full amount against the debtor charged on Seller's books and has arisen in the ordinary course of Seller's business. Seller's management believes that each such account receivable is fully collectible to the extent of the face value thereof, except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable computed as a percentage of sales consistent with Seller's prior practices as reflected on the Interim Balance Sheet. No account debtor has any valid setoff, deduction or defense with respect thereto, and no account debtor has asserted any such setoff, deduction or defense.

                 (t) No Guaranties. Except for the Existing First Mortgage, none of Seller's obligations or liabilities is guaranteed by any other person, firm or corporation, nor has Seller guaranteed the obligations or liabilities of any other person, firm or corporation.

                 (u) Bank Accounts and Deposit Boxes. Attached to this agreement as EXHIBIT 21(21) are the names and addresses of all banks or financial institutions in which Seller has an account, deposit or safety deposit box with the names of all persons authorized to draw on these accounts or deposits or to have access to the boxes, and an indication of which accounts or deposits or boxes contain financial aid funds.

                 (v) Records. The books of account of Seller are complete and correct in all material respects, and there have been no transactions involving the business of Seller which properly should have been set forth therein and which have not been accurately so set forth.

                 (w) Transactions With Certain Persons. Seller does not owe any amount to, or have any contract with or commitment to, any Shareholder, other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business. No Shareholder owes any amount to Seller except as reflected in the Seller's Financial Statements. Seller has made no distributions or other payments to the Shareholders subsequent to December 31, 1992 except for (i) the reimbursement of expenses incurred in the ordinary course of business (ii) salaries consistent with those paid in prior comparable periods, (iii) payments on the Existing Second Mortgage, or (iv) Permitted Pre-Closing Distributions.

         3. REPRESENTATIONS AND WARRANTIES OF EMI AND BUYER. EMI and Buyer, jointly and severally, represents to Seller and each Shareholder as follows:

                 (a) No Misstatements. The representations and the information supplied by it contained in this Agreement and the documents incorporated by reference into it do not contain any untrue statement of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.

                 (b) Validity of Actions. It is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the authority to carry on its business as currently conducted, and is qualified to do business in all jurisdictions in which such qualification is necessary. It has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement and each of the documents provided for in it to be delivered as part of this transaction, have been duly executed and will be delivered pursuant to all appropriate corporate authorization on its behalf and is its legal, valid and binding obligation and is enforceable against it in accordance with its terms. The execution and delivery of this Agreement, the Second Payment Promissory Note, and the consummation of the transactions contemplated by them will not violate any provision of its Certificate of Incorporation or Bylaws nor violate, conflict with or result in any breach of any of the terms, provisions of or conditions of, or constitute a default or cause acceleration of any indebtedness under, any indenture agreement or instrument to which it is a party or by which it or its assets may be bound, or cause a breach of any applicable Federal or state governmental law or regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

                 (c)      EMI's Financial Statements

                          (1)     Attached as EXHIBIT 22(22) to this Agreement
are (A) EMI's audited balance sheets at March 31, 1990, 1991, and 1992, and statements of income and expense and cash flows for the years then ending (the "Annual Statements"), and (B) EMI's unaudited balance sheet at December 31, 1992 (the "Interim Balance Sheet"), and statements of income and expenses and cash flow for the period then ending (collectively the Interim Balance Sheet and such statements are called the "Interim Financial Statements"). The Annual Statements and the Interim Financial Statements are called the "EMI's Financial Statements."

                          (2)     EMI's Financial Statements:  (i) have been
prepared on the accrual basis in accordance with generally accepted accounting principles consistently applied ("GAAP"), except as otherwise disclosed in the reports accompanying them or in the notes attached to them, and (ii) fairly present EMI's financial condition and its results of operations at the times and for the periods presented.

                          (3)     There have been no material adverse changes
in the financial condition or in the operations, business, prospects, properties of assets of Buyer since the date of the Interim Financial Statements.

                 (d) Buyer's Financial Condition. The Buyer is a newly formed corporation. It has no material liabilities except as provided for in this Agreement, and no assets except the joint and several agreements of EMI to perform in accordance with the terms of this Agreement.

         4.      COVENANTS OF THE PARTIES.

                 (a) Prohibited Acts. Pending consummation of the transactions contemplated in this Agreement or prior to termination of this Agreement, Seller and each Shareholder agree that, without prior written consent of Buyer, given in a letter which specifically refers to this Section of the Agreement:

                          (1)     not to (i) perform any act or omit to take
any act that would make any of their respective representations made in Section 2 above, inaccurate or materially misleading as of the Closing Date, or (ii) allow Seller to make any payment or distribution except for the payment of liabilities provided for in Seller's Financial Statements or incurred in the ordinary course of business or the Permitted Pre-Closing Distributions;

                          (2)     to cause Seller to conduct its businesses in
the ordinary and regular course, maintain each School Facility and carry on its business practices, protect its Accreditation and Permits, and keep its books of account, records and files in substantially the same manner as at present.

                 (b) Notice. Pending the consummation of the transactions contemplated in this Agreement or prior to termination of this Agreement, each party agrees that it will promptly advise the others of the occurrence of any condition or event which would make any of its representations contained in this Agreement inaccurate, incorrect, or materially misleading.

                 (c) Access. Prior to the Closing, Seller shall afford to the Buyer (and its officers, attorneys, accountants and other authorized representatives), upon reasonable notice, free and full access during usual business hours to its offices, personnel, Facilities, books and records and other data, financial or otherwise, so that Buyer may have full opportunity to make such investigation as it shall desire of the Real Property, Assets, business and operations of Seller, provided that such investigation shall not unreasonably interfere with Seller's operations. The scope of the investigation will include, but not be limited to, a verification of Seller's Financial Statements and a review of Seller's control procedures, regulatory compliance, each School Facility, material contracts, litigation and tax returns for prior years. Duly authorized representatives of the Buyer shall also be entitled to discuss with officers of Seller, its counsel, employees and independent public accountants, all of its books, records and other corporate documents, contracts, pricing and service policies, commitments and future prospects. Representatives of Seller will furnish to Buyer and such other persons, copies of all materials relating to the business affairs, operations, School Related Assets and liabilities of Seller which may be reasonably requested from time to time and will cause representatives and employees of Seller to assist Buyer in its investigation of the matters relative to Seller. All information obtained by Buyer, EMI or any of their officers, directors, employees, lender, investors, agents and other representatives (the "Buyer's Representatives") in connection with the transactions contemplated by this Agreement or in the course of their investigations of the Seller, whether obtained before or after the date of this Agreement (the "Evaluation Material") shall be used only in connection with this Agreement and, in the event the transactions provided for in this Agreement are not consummated, each of Buyer and EMI and Buyer's Representatives shall agree or be instructed, as the case may be, that all Evaluation Material will be otherwise kept strictly confidential, and, to the extent practicable, returned to Seller.

                 (d) Additional Documents. At the request of any party, each party will execute and deliver any additional documents and perform in good faith such acts as reasonably may be required in order to consummate the transactions contemplated by this Agreement and to perfect the conveyance and transfer of any property or rights to be conveyed or transferred under the terms of this Agreement.

                 (e) Employee Notification, Termination of Employee Benefit Plans, Etc. With respect to any employees employed by the Seller prior to the Closing, Seller will comply with the terms of all applicable Federal and state laws and regulations, including without limitation the provisions of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section Section 2101 et. seq. or the Consolidated Omnibus Budged Reconciliation Act ("COBRA"). Seller will terminate all Employee Benefit Plans in accordance with all applicable laws and regulations as of a date no later than the Closing Date.

                 (f) Filing of Returns; Additional Information. Seller will file on a timely basis all tax returns, notices of sale and other documentation required by law in connection with the transactions provided for in this Agreement or otherwise required by law, regulation or pursuant to the terms of any agreement to which it is a party. Seller will supplement any previous filing made by it in accordance with legitimate requests made by applicable agencies or parties to the extent required by the relevant law, regulation or agreement.

                 (g) Compliance with Conditions to Closing. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, each of the parties to this Agreement will execute such documents and take such other actions as reasonably may be appropriate to fulfill the conditions to Closing provided for in Section 5 of this Agreement.

         5.      CONDITIONS TO CLOSING BY THE RESPECTIVE PARTIES.

           The obligation of EMI and Buyer, on the one hand, and Seller and each Shareholder on the other hand, to consummate the transactions contemplated by this Agreement shall be subject to compliance with or satisfaction of the following conditions by the other, to the extent applicable:

                 (a) Bring Down. The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and at the Closing Date as if then made by the relevant party (except for those representations and warranties made as of a given date, which shall continue to be true and correct as of such given date).

                 (b) Compliance. Each party shall have complied with all of the covenants and agreements in this Agreement on its or their part, respectively, to be complied with as of or prior to the Closing Date.

                 (c) No Material Adverse Changes. Since the date of the Interim Balance Sheet, there shall not have occurred any material adverse change in the condition (financial or otherwise) of the School Related Assets or prospects of Seller.

                 (d) Certificates. There shall be delivered to the Buyer and EMI and to the Seller, respectively:

                          (1)      a certificate executed by the President and
Secretary of the other, dated the Closing Date, certifying that the conditions to be fulfilled by such party set forth in this Section 5 have been fulfilled;

                          (2)     a certificate of incumbency for such entity
executed by its President or any Vice President and by the Secretary of any Assistant Secretary of such entity, listing the officers of such entity authorized to execute (to the extent applicable) the Agreement and the other documents, certificates, schedules and instruments to be delivered on behalf of such entity, and their respective offices, and containing the genuine signature of each such person set forth opposite his name; and

                          (3)     good standing certificates and certified
charter documents of such entity of recent date, from the Secretary of the State of the jurisdiction of incorporation of such entity.

                 (e) No Suits. No action or proceeding shall have been instituted in any court or before any Federal, state or local governmental agency against any party seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or which could have a material adverse effect on the School Related Assets or prospects of any of the parties, which shall not have been dismissed or withdrawn prior to the Closing Date.

                 (f)  Closing Financials.

                          (1)  The Buyer shall have received a student aid
audit, prepared at the Buyer's expense, confirming the accuracy of the relevant representations and warranties contained in Section 2(h) and 2(i) of this Agreement in all material respects.

                          (2)  Not more than 15 days prior to the Closing,
Seller shall prepare and deliver to Buyer unaudited interim financial statements, including a balance sheet (the "Closing Interim Balance Sheet") and a statement of income and expense (the "Closing Interim Income Statement") for the period ending March 31, 1993 reviewed by a certified public accountant (the "Closing Interim Financial Statements"). The Closing Interim Financial Statements shall be (A) prepared in accordance with GAAP, except that it may not contain footnote disclosure and will be subject to normal year end adjustments consistent with those made in prior years, (B) fairly present Seller's financial condition and its results of operations as of the date and for the period presented, and (C) shall not disclose any materially adverse variation in the results of operations or financial condition when compared to the Seller's March Financial Statements. The Closing Interim Financial Statements shall be accompanied by a letter from the reviewing accountant stating that such accountant has reviewed the books and records of the Seller as of a date no earlier than 5 days prior to the Closing Date, and on the basis of a review of such records and conversations with the Seller's management, nothing has come to his attention which causes him to believe that there has been any material adverse change in the financial condition of the Seller.

                 (g) Change of Seller's Name. At least ten (10) days prior to the Closing, Seller and Shareholder shall deliver to Buyer a duly executed and acknowledged certificate of amendment to Seller's articles of incorporation or other appropriate document required to change Seller's corporate name to a new name bearing no resemblance to its present name so as to make Seller's present name available to Buyer. Buyer is hereby authorized to file such certificate or other documents, at Seller's expense, in order to effectuate such change of name at or after the Closing.

                 (h) Documents. All documents required to be delivered to Buyer at or prior to Closing shall have been so delivered.

                 (i) Authority. There shall be in full force and effect on the Closing Date resolutions of the Boards of Directors of the Buyer and Seller and any corporate Shareholder approving this Agreement and the transactions contemplated in it. At or prior to the Closing, each party will deliver to the other a copy of the resolutions of its Board of Directors and, in the case of the Seller, the resolutions or consents of each Shareholder, together with any and all required resolutions or consents of each Shareholder thereof, approving the execution and delivery of this Agreement and the consummation of all of the transactions contemplated hereby, duly certified by an appropriate officer.

                 (j) Opinions of Counsel. Each party shall receive the opinion of counsel to the other party reasonably satisfactory in form and content to the party receiving such opinion.

                 (k) Consents. Seller shall have obtained written consents to the transfer or assignment to Buyer of all agreements, Licenses, leases and other material contracts of Seller (other than immaterial purchase and sales orders in the ordinary course of business) where the consent of any other party to any such contract may, in the opinion of Buyer's counsel, be required for such assignment or transfer.

                 (l) Estoppel. Seller shall have obtained and delivered to Buyer written estoppel from the holders of any leases, and/or notes set forth in Exhibits to this Agreement stating the amount due pursuant to such agreements, and that each is in good standing and free from default.

                 (m) Current Insurance Coverage. Payments will have been made as of the Closing Date with respect to all of Seller's insurance policies, and all insurance coverage concerning Seller's assets and operations shall be continued in force through at least 10 days subsequent to the Closing Date, unless cancelled subsequent to the Closing Date by Buyer.

                 (n) Compliance with Bulk Sales Law. Seller shall have either (i) duly complied with the provisions of the applicable state Uniform Commercial Code sections dealing with bulk transfers which impose requirements on a transferror, and shall have delivered to Buyer all documents and notices required to be furnished thereunder by a transferror, and copies of any claims made by creditors, or (ii) delivered to Buyer an opinion of counsel, which opinion shall be reasonably satisfactory to Buyer and its counsel, indicating that such compliance is not required in order to complete the transactions provided for in this agreement in accordance with its terms.

                 (o) Bankruptcy, Dissolution, etc. No petition or other commencement of proceedings in bankruptcy or proceedings for dissolution, termination, liquidation or an arrangement, reorganization or readjustment of any party's debts under any state or Federal law enacted for the relief of debtors or otherwise, whether instituted by or against a party, has been effected or commenced by or against any party.

                 (p) Financing. The Buyer shall have received financing in the amount of at least $720,000.00 (the "Buyer's Financing") to be secured by a first mortgage on the Facility, on terms and conditions acceptable to Buyer in its sole, absolute and uncontrolled discretion.

         6.  CLOSING AND POST CLOSING AGREEMENTS.

                 (a) Closing Date and Place; Effective Date. The closing of the transactions provided for in this Agreement shall take place as provided for in Section 1((b) of this Agreement at the offices of the Seller, or at such other place or time as the parties shall mutually agree in writing.

                 (b) Deliveries by Buyer to Seller. At the Closing, Buyer shall make the payments provided for in Section 1(c), and deliver to the
Seller:

                          (1)  The Second Payment Promissory Note; and

                          (2)  An assumption agreement (the "Assumption
Agreement" in substantially the form attached to this Agreement as EXHIBIT
23(23).

                 (c) Deliveries by Buyer to Shareholders. At the Closing, the Buyer shall deliver the Consulting Agreements to the Shareholders, each of whom shall execute and deliver counterparts of such Agreements to the Buyer.

                 (d) Deliveries by EMI to Escrow Agent. At the Closing, EMI shall deliver to counsel for Seller, as Escrow Agent:

                          (1)  The Pledge Agreement; and

                          (2)  The Buyer Stock, accompanied by duly endorsed
stock powers.

                 (e) Deliveries by Seller to Buyer. At the Closing, Seller shall deliver to Buyer:

                          (1)  The Bill of Sale (the "Bill of Sale") in the
form attached to this Agreement as EXHIBIT 24(24); and

                          (2)  An Assignment of all of Seller's Bank Accounts;

                          (3)  Such other instruments of conveyance in form
and substance reasonably

satisfactory to Buyer's counsel, as shall be effective to vest in Buyer good and marketable title to the School Related Assets, including without limitation the Facility Conveyance Document provided for in Appendix A to this Agreement.

                 (f) Further Documents or Acts. The parties will also execute, deliver, and/or perform at Closing and thereafter all other documents or acts required to consummate any of the transactions contemplated by this Agreement.

         7.      CONFIDENTIALITY AND JOINT NON-COMPETITION AGREEMENT.

                 (a) Each of Messrs. Guthrie and Cretcher acknowledges that, as a result of his ownership of the Seller and, if applicable, employment by Seller, he has had access to and knowledge of confidential or proprietary information developed by Seller and of a special and unique nature and value to Seller, including, but not limited to, Seller's methods and systems, students' records, student files, charts, ledgers, accounts receivable ledgers, price lists, methods and systems, operating procedures, technical memoranda, curricula, accounts payable ledgers, records of amounts received from students, student lists, referral sources, teacher lists, sources of employment for students, placement materials, research reports, and financial records of Seller and of its students and operating procedures, and other information, data, and documents now existing or later acquired by each of Messrs. Guthrie and Cretcher or Seller, regardless of whether any such information, data, or documents, qualify as a "trade secret" under applicable Federal or state law (collectively "Confidential Information"). As a material inducement to Buyer to enter into this Agreement, each Shareholder and the Seller, jointly and severally, covenants and agrees not at any time directly or indirectly, to divulge or disclose for any purpose whatsoever, any Confidential Information which is in the possession of Seller or which has been obtained by or disclosed to each of Messrs. Guthrie and Cretcher as a result of employment by Seller, ownership of Seller, or otherwise as a result of the relationship between each of Messrs. Guthrie and Cretcher and Seller. In accordance with the foregoing, each of Messrs. Guthrie and Cretcher and the Seller agrees at no time retain or remove from the Facility records of any kind or description whatsoever (other than those which constitute Excluded Assets) for any purpose whatsoever unless authorized by Buyer. Notwithstanding the foregoing provisions of this Section 7(a), Seller and each of Messrs. Guthrie and Cretcher may disclose Confidential Information (i) to its employees, counsel, accountants and agents on a need-to-know basis (provided that any such person shall be informed of the confidential nature of such information and directed not to disclose or make public such Confidential Information), (ii) to the extent required by applicable law, rules and regulation, and (iii) in any action, suit or proceeding between the parties, provided that in connection with disclosures permitted by clauses (ii) and (iii) above, Seller or each of Messrs. Guthrie and Cretcher shall provide Buyer with at least three (3) days notice of such intent so that an appropriate protective order may be sought by Buyer if desired.

                 (b) As a material inducement to Buyer to enter into this Agreement, each of Messrs. Guthrie and Cretcher and the Seller, jointly and severally, covenants and agrees for a period of five (5) years after the date of this Agreement not to (i) engage in any business in direct or indirect competition with that currently conducted by the Seller which is being sold to the Buyer pursuant to this Agreement or by EMI or any Affiliate(2) (the "Prohibited Activities") anywhere within 50 miles of any school listed on
EXHIBIT 25(25) (the "Area"); (ii) become associated as manager, supervisor, employee, consultant, advisor, stockholder owning more that 5% of the outstanding stock of a company or participating in the management or direction of a company or otherwise with any person, corporation or entity engaging in any Prohibited Activities within the Area; (iii) call upon any of Buyer's students, teachers or referral sources for the purpose of promoting any Prohibited Activities for any person, person, corporation or entity within the Area; or (iv) divert, solicit or take away any of Buyer's teachers or other personnel for the purpose of engaging in any Prohibited Activities within the Area.

                 (c) In the event of a breach or threatened breach by each of Messrs. Guthrie and Cretcher or Seller of any of the provisions of this
Section 7, Buyer, in addition to and not in limitation of any other rights, remedies, or damages available to Buyer at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Seller or each of Messrs. Guthrie and Cretcher, or by such shareholder's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him.

                 (d) Each of Messrs. Guthrie and Cretcher and the Seller covenants and agrees that,





__________________________________

       (2) An Affiliate is any person or entity controlling, controlled by or under common control with EMI.

if he shall violate any of his covenants or agreements provided for in this
Section 7, Buyer shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration, or benefits which Seller or Messrs. Guthrie and Cretcher, directly, or indirectly, has realized and/or may realize as a result of, growing out of, or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which Buyer may be entitled to at law or in equity or under this Agreement.

                 (e) Each of Messrs. Guthrie and Cretcher and the Seller has carefully read and considered the provisions of this Section 7, and agrees that the restrictions set forth above (including without limitation the time period and geographical areas of restriction) are fair and reasonable and are reasonably required for the protection of the interest of the Buyer. Each acknowledge that it is the intention of the Buyer to solicit students on a nationwide basis, that the market for the schools curricula is national and limited, and that the Buyer is considering introducing all or parts of the School's curricula in other locations as part of its national marketing program. In the event that, notwithstanding the foregoing, any of the provisions of this Section 7 are held invalid or unenforceable, the remaining provisions shall continue to be valid and enforceable. In the event that any provision of this Section 7 relating to time period and/or areas of restriction are declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, said time period or areas of restriction shall be deemed to become, and thereafter be, the maximum time period and/or area which such court deems reasonable and enforceable.

         8. INDEMNIFICATION. Seller and each Shareholder, jointly and severally, on the one hand, and Buyer, on the other hand (respectively, the "Indemnifying Party"), agree to defend, indemnify and hold harmless the other party and its directors, officers, employees and agents (collectively, the "Indemnified Parties") from and against any loss, damage, settlement, or expense (including, without limitation, attorneys' fees and disbursements) incurred by any Indemnified Party and arising from or related to the inaccuracy or breach of any of the representations, warranties, covenants or agreements of the respective Indemnifying Party contained in this Agreement or in any document incorporated by reference into it. In addition, the Buyer agrees to indemnify and hold harmless the Seller and the Shareholders from and against any loss, damage, settlement, or expense (including, without limitation, attorneys' fees and disbursements) incurred by them as a result of the operation of the School by the Buyer subsequent to the Closing Date. The relevant Indemnified Part(ies) shall give (or cause to be given) to the relevant Indemnifying Party notice of any claim or matter for which indemnity is (or will be) sought under this Section 8; such notice shall be given promptly after the Indemnified Part(ies) receive actual notice or knowledge of the claim or matter that is subject to indemnification. With respect to any claim asserted by a third party against any Indemnified Part(ies) for which indemnity is sought, the relevant Indemnifying Party shall have the right to employ counsel reasonably acceptable to the relevant Indemnified Part(ies) to defend against such assertion, and such Indemnifying Parties shall have the right to compromise or otherwise settle any such action or claim only with the prior written consent of the relevant Indemnified Party, which shall not be unreasonably withheld.

         9. EVENTS OF DEFAULT. If any one or more of the following events occurs then, subject to the expiration of any specified grace period and the giving of any prior notice required under this Section 9, such event shall constitute an Event of Default by the party responsible for such event or against whom it should be charged.

                 (a) Untrue Statements. Any statement, report, financial statement, or certificate made or delivered by any party or any of its agents to another party is not true, complete and correct in any material respect.

                 (b) Warranties or Representations. Any warranty, representation or other statement by or on behalf of any party contained in this Agreement (or in any document between the parties furnished in compliance with or in reference hereto) is false or misleading in any material respect.

                 (c) Agreements. Any party fails to take any action required of it to comply with its obligations contained in this Agreement, or takes any action prohibited or inconsistent with its obligations under this Agreement, and such failure to act or action is not cured prior to thirty (30) days after written notice thereof is given to the defaulting party, except in the case of Section 7 of this Agreement, with respect to with the period referred to in this Section shall be ten (10) days.

                 (d) Refusal to Close. A party refuses to consummate the transactions provided for (and subject to the terms and conditions specified) in this Agreement on the Closing Date, except if the failure to close is based upon the failure of another party to meet a condition to Closing provided for in Section 5 of this Agreement.

                 (e) Failure of Closing Condition. Any party is unable to comply with the conditions of Closing provided for in Section 5 of this Agreement, other than as a result of an Event of Default as described in Sections 9(a), (b), (c) or (d) above.

         10.     TERMINATION AND RIGHTS AND REMEDIES ON DEFAULT.

                 (a) Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned prior to the Closing: (i) by the mutual consent of Buyer, EMI, and the Seller, in their sole and absolute discretion without the consent of the Shareholders; (ii) by Buyer and EMI, if any condition to their obligations to close set forth in Section 5 hereof becomes impossible of performance or has not been satisfied in full (in each case other than as a result of a breach of such party's obligations under this Agreement) or previously waived by the other parties to this Agreement in writing at or prior to the Termination Date; (iii) by Seller and Shareholder if any condition to their obligations to close set forth in Article 5 hereof becomes impossible of performance or has not been satisfied in full (in each case other than as a result of a breach of such party's obligations under this Agreement) or previously waived by the other parties to this Agreement in writing at or prior to the Termination Date; or (iv) by any party (other than a party that is in breach of its obligations under this Agreement) if the Closing shall not have occurred on or before the Termination Date. If this Agreement is terminated pursuant to clause (i) of this Article 10, all obligations of the parties hereunder shall terminate without any further liability or obligation of any party to the other, except that the provisions of Section 11, Section 13(b) and the confidentiality provisions of Section 4(c) of this Agreement shall survive and continue in full force and effect notwithstanding such termination. Except as limited by the preceding sentence, the exercise by any party of the right to terminate this Agreement shall not terminate or limit any remedy that such party may have in this Section 10 as a result of an Event of Default.

                 (b) Rights and Remedies on Default; Limitation of Liability. Upon and after an Event of Default by any party, the other party shall have the following rights and remedies:

                          (1)     Default by Buyer.  In the event that Buyer is
obligated to and fails to close by the Termination Date, and Seller and Shareholder are not in default of their obligations under this Agreement, this Agreement shall terminate and Seller and Shareholder shall have the right to seek money damages, including without limitation, attorneys's fees and other expenses incurred by them relating to the preparation of this Agreement and indemnification pursuant to Section 8 of this Agreement, as their sole remedy. Seller and Shareholder hereby agree that they shall not be entitled to seek or file suit for specific performance of this Agreement.

                          (2)     Default by Seller or Shareholder.  If, on the
Termination Date, there exists an Event of Default as described in Section 9 of this Agreement, chargeable against the Seller or any Shareholder, Buyer may either (i) waive such default and close, in which event Buyer shall have the right to seek specific performance of this Agreement, including, without limitation, the acquisition of the School Related Assets and the performance by the Seller and the Shareholder of the covenants provided for in this Agreement, or (ii) refuse to close, and, except in the case of an Event of Default described in Section 9(d) above, seek money damages from Seller and Shareholder, including, without limitation, attorneys's fees and other expenses incurred by them relating to the preparation of this Agreement and indemnification pursuant to Section 8 of this Agreement. An election by Buyer to proceed in accordance with subclause (i) of the preceding sentence shall constitute the acknowledgment by Buyer, Seller and Shareholder that Buyer cannot be adequately compensated by money damages for the failure to perform by Seller and Shareholder, that such damages are indeterminate, and that a court of competent jurisdiction may enter an order pursuant to which Seller and Shareholder are obligated to specifically perform their obligations to Buyer pursuant to the terms of this Agreement.

                          (3)     Default Subsequent to Closing.  If any party
breaches this Agreement subsequent to Closing pursuant to Section 9(c), or if a default occurs pursuant to Sections 9(a) or 9(b), the nondefaulting party(ies) shall have the right to seek money damages from the defaulting party(ies), either pursuant to Section 8 of this Agreement or otherwise. In addition, if,
(i) as a result of any action taken or not taken by the Seller in violation of any applicable law or regulation which (ii) has not been disclosed to the Buyer in this Agreement, and which (iii) the occurrence or non occurrence of which was known or reasonably should have been known to the Seller, the Prerequisite Student Aid Approvals are not received prior to 12 months from the date of the Closing, or, if received or offered, can only be obtained on conditions imposing substantial financial burdens on the Buyer in addition to those which would otherwise be imposed in connection which such approval, the Buyer may elect to rescind the transactions provided for in this Agreement and, upon such election, the parties will take such action as may be reasonably required to restore the other party to its respective positions as they existed prior to the Closing provided for in this Agreement.

                          (4)     Nature of Remedies Cumulative.  All rights
and remedies granted in this Agreement or available under applicable law shall be deemed concurrent and cumulative and not alternative or exclusive remedies, to the full extent permitted by law and this Agreement, and any party may proceed with any number of remedies at the same time or in any order. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and any party, upon the occurrence of an event of default by another party under this Agreement, may proceed at any time, under any agreement, in any order and with any available remedy.

                          (5)     Limitation on Liability of Seller and
Shareholder. Except in the case of a breach of the agreements contained in
Section 7 of this Agreement, neither Seller nor Shareholder shall have any liability with respect to any claims of Buyer or EMI for money damages, whether pursuant to this Section, Section 8 of this Agreement or otherwise, until such time, if any, as the aggregate amount of all such amounts otherwise subject to recovery by Buyer or EMI shall exceed, in the aggregate, $25,000, and then only to the extent of such excess.

         11.     FINDERS FEES.

         Seller and each Shareholder, jointly and severally, represents and warrants that it has not employed any finder or broker in connection with transactions contemplated by this Agreement except for Mr. Warner W. Martin of Associated Business Investment Corp., or his affiliates, and shall be responsible for any commissions or fees payable to Mr. Martin and any other such finder or broker for fees incurred by Seller and/or each Shareholder in connection with this Agreement. Each party agrees to indemnify and hold harmless the others from and against any claim, damages, liabilities, and expenses (including without limitation, attorneys' fees and disbursements) arising from any claim or demand asserted by any person or entity on the basis of its employment as a finder or broker by the respective party.

         12. NOTICES. All notices or other communications required or permitted under the terms of this Agreement shall be made in writing and shall be deemed given upon (i) hand delivery or (ii) three days after deposit of same in the Certified Mail, Return Receipt Requested, first class postage and registration fees prepaid and correctly addressed to the parties at the following addresses:

         If to Buyer:             OIOPT Acquisition Corp.
                                  1327 Northmeadow Parkway
                                  Suite 132
                                  Roswell, Georgia, 30076
                                  Attn: President

         With a copy to:          Honigman Miller Schwartz and Cohn
                                  222 Lakeview Avenue
                                  Suite 800
                                  West Palm Beach, Florida  33401
                                  Attn: Morris C. Brown

         If to EMI:               Educational Medical, Inc.
                                  1327 Northmeadow Parkway
                                  Suite 132
                                  Roswell, Georgia, 33076
                                  Attn: President

         With a copy to:          Honigman Miller Schwartz and Cohn
                                  222 Lakeview Avenue
                                  Suite 800
                                  West Palm Beach, Florida  33401
                                  Attn: Morris C. Brown

         If to Seller:            Ohio Institute of Photography and Technology
                                  2029 Edgefield Road
                                  Dayton, Ohio

         With a copy to:
                                  --------------------------
                                  --------------------------
                                  --------------------------
                                  --------------------------

         If to Shareholder:       Mr. K. Terry Guthrie

                                  --------------------------
                                  --------------------------

         With a copy to:
                                  --------------------------
                                  --------------------------
                                  --------------------------
                                  --------------------------

         If to Shareholder:       Mr. Richard L. Cretcher

                                  --------------------------
                                  --------------------------

         With a copy to:
                                  --------------------------
                                  --------------------------
                                  --------------------------
                                  --------------------------

         If to Shareholder:       Mr. Stephen T. McLain

                                  --------------------------
                                  --------------------------

         With a copy to:
                                  --------------------------
                                  --------------------------
                                  --------------------------
                                  --------------------------

         If to Shareholder:       Mr. Gerald D. Guthrie

                                  --------------------------
                                  --------------------------

         With a copy to:
                                  --------------------------
                                  --------------------------
                                  --------------------------
                                  --------------------------

         If to Shareholder:       Mr. James R. Madden

                                  --------------------------
                                  --------------------------

         With a copy to:
                                  --------------------------
                                  --------------------------
or to such other address as any of the parties hereto may designate by notice to the others.

         13.     MISCELLANEOUS.

                 (a) Successors. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned prior to Closing without the prior written consent of the other parties hereto.

                 (b) Expenses. Buyer and Seller shall be responsible for any and all of the respective fees, costs and expenses incurred by each, in connection with the negotiation, preparation or performance of this Agreement.

                 (c) Entire Agreement. This Agreement incorporates by this reference all Exhibits hereto and all documents executed and/or delivered at Closing. This Agreement and the documents so incorporated into it contain the parties' entire understanding and agreement with respect to the subject matter hereof; and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be null and void and are merged into this Agreement.

                 (d) Amendments Only in Writing. No amendment, modification, waiver or discharge of this Agreement or any provision of this Agreement shall be effective against any party, unless such party shall have consented thereto in writing.

                 (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute a single agreement.

                 (f) Cooperation. Each of the parties to this Agreement, when requested by another party, shall give all reasonable and necessary cooperation with respect to any reasonable matters relating to the transactions contemplated by this Agreement.

                 (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, exclusive of its choice of law provisions.

                 (h) Headings. The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                 (i) Gender; Number. All references to gender or number in this Agreement shall be deemed interchangeably to have a masculine, feminine, neuter, singular or plural meaning, as the sense of the context requires.

                 (j) Severability. The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement,and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

                 (k) Survival. Except as otherwise expressly provided in this Agreement, the liabilities and obligations of each party with respect to any and all of its representations, warranties, covenants and agreements set forth in this Agreement and/or in any document incorporated into it shall not be merged into, affected or impaired by the Closing under this Agreement, but rather shall survive such Closing for the period of three years thereafter, so that (except as otherwise provided below) any claim under this Agreement must be asserted by notice given to the party claimed to be liable on or before the third anniversary of the Closing Date. Notwithstanding the foregoing, the time limitation shall not apply to: (i) the covenants related to confidentiality and non-competition contained in Section 7 above and the Non-Competition Agreements; (ii) claims relating to liabilities of the Seller that are not Stated Liabilities; (iii) claims for indemnification under Section 8, above, which seek indemnity for matters identified in (ii), above, or arising out of a misrepresentation as to matters contained in section 2 (i) or 2 (j), or Paragraph 6(a) of the Addendum to this Agreement, or (iv) fraud. All obligations and liabilities described in the previous sentence shall survive the Closing for the period in which a claim can be asserted with respect thereto under applicable law.

                 (l) No Third Party Beneficiaries. This Agreement has been entered into solely for the benefit of the parties that have executed it, and not to confer any benefit or enforceable right upon any other party or entity. Accordingly, no party or entity that has not executed this Agreement shall have any right to enforce any of the provisions of it. The Second Promissory Note may be assigned by the Seller to the Shareholders in accordance with their respective interests.

                 (m) Addendum. The Addendum attached to this Agreement is incorporated into it and made a part of it as if set forth in full.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by an officer duly authorized to do so, all as of the day and year first above written.


OIOPT ACQUISITION CORP. ("BUYER")                  OHIO INSTITUTE OF
PHOTOGRAPHY
                                                   AND TECHNOLOGY ("SELLER")



BY:                                                By:
   ----------------------------                        -----------------------
   Authorized Signatory                                Authorized Signatory


                                                   SHAREHOLDERS:


                                                        ----------------------
                                                        K. Terry Guthrie


                                                   SHAREHOLDERS:


                                                        ----------------------
                                                        Richard L. Cretcher

                                                        ----------------------

                                                        Stephen T. McLain


                                                        -----------------------
                                                        Gerald D. Guthrie



                                                        -----------------------
                                                        James R. Madden



By executing and delivering this Agreement, EMI agrees it is jointly and severally liable for each of the obligations of the Buyer contained in it.


EDUCATIONAL MEDICAL, INC.




By:
    ------------------------------
    Authorized Signatory

                                    EXHIBITS

1.                                                 Form of Second Payment Note

2.                                                 Form of Consulting Agreement

3.                                                 Form of Pledge Agreement

4.                                                 Description of the Property

5.                                                 List of Excluded Assets

6.                                                 Articles of Incorporation
                                                   and By-Laws of the Seller

7.                                                 Seller's Financial Statements

8.                                                 Inventory of FF & E

9.                                                 List of Permits

10.                                                List of Leases, Financing
                                                   Agreements, and Other
                                                   Encumbrances relating to Real
                                                   and Personal Property

11.                                                List of Accreditation

12.                                                Policy Manuals and other
                                                   School Material.

13.                                                Cohort Default Rate
                                                   Evaluation Material

14.                                                Trademarks etc.

15.                                                List of Material Contracts

16.                                                Employment Agreements

17.                                                Employee Benefit Plans

18.                                                Insurance Policies

19.                                                Federal Income Tax Returns

20.                                                Actions Pending

21.                                                List of Bank Accounts

22.                                                EMI's Financial Statements

23.                                                Form of Assumption Agreement

24.                                                Form of Bill of Sale

25.                                                List of Schools





                                      -26-